Exhibit 99.1

Williams Partners L.P. (NYSE: WPZ)
One Williams Center
Tulsa, OK 74172
800-600-3782
www.williamslp.com

DATE: July 23, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	John Porter	Sharna Reingold
(918) 573-3332	(918) 573-0797	(918) 573-2078

Williams Partners Reaffirms Distribution-Growth Guidance Despite Lower Commodity Margins and Earnings Guidance

•	Maintaining Guidance for Strong Annual Distribution Growth – Up 8% in 2012 and 9% at Midpoint in Each 2013 and 2014 on Strength of Fundamental Business and Continued Growth

•	Holding Firm on 2014 Guidance Midpoints of $2.3 Billion for Distributable Cash Flow

•	For Full-Year 2012, Lowering Guidance Midpoint to $1.6 Billion for Distributable Cash Flow; Lowering DCF Guidance Midpoint to $1.9 Billion for 2013

•	Lowering Estimate for 2Q 2012 Distributable Cash Flow to Approximately $289 Million, Down From $475 Million in 1Q 2012 and $397 Million in 2Q 2011

•	2013 and 2014 Guidance Reflects Growing Fee-Based Business, More Normal Maintenance Capital Spending, Benefit of Projects Coming Into Service and NGL Margins Similar to Expected Full-Year 2012 Level

•	Expecting Midpoints of Distribution-Coverage Ratio to Be 1.00 in 2012; 1.03 in 2013; 1.05 in 2014

•	Key Driver Is Sharply Lower Near-Term NGL Prices Resulting From Record Warm Winter, Low Ethylene Cracker Utilization, Growing Supplies, Other Factors

•	Pursuing Agreement to Acquire Williams’ 83.3% Interest in Geismar Olefins-Production Facility; Expect Acquisition Would Be Accretive and Shift Ethane Price Exposure to Ethylene

•	Developing Attractive Growth Projects to Meet Growing Infrastructure Demand

TULSA, Okla. – Williams Partners (NYSE: WPZ) today reaffirmed its previously published outlook through 2014 for strong growth in the cash distributions it pays to unitholders, despite lowering its earnings outlook for the same period to reflect less-favorable commodity prices.

The partnership continues to expect to pay unitholders a full-year 2012 distribution of $3.14 per unit, an 8 percent increase over 2011. As well, the partnership confirmed it expects the midpoint of guidance for the full-year distribution it pays unitholders in each 2013 and 2014 to increase by 9 percent – to $3.43 and $3.75, respectively.

Williams Partners expects its second-quarter distributable cash flow will be significantly lower than the first-quarter’s results primarily because of an unexpectedly sharp decline in natural-gas-liquids margins in May and June. Additional factors in the change include normal seasonal increases in maintenance capital expenditures; higher expenses at Midstream because of maintenance accelerated during a third-party fractionator outage; somewhat lower-than-expected volumes because of construction timing; costs associated with recent acquisitions; and normal seasonal demand changes and maintenance at Gas Pipeline. Higher fee-based revenues partially offset these factors.

The partnership estimates its second-quarter distributable cash flow will be approximately $289 million, down from $475 million in the first quarter this year. The partnership’s estimates of its second-quarter results are preliminary and subject to change based on completion of its normal quarter-end review process. As previously announced, the partnership plans to report its finalized second-quarter financial results on Aug. 1.

Williams Partners’ revised guidance midpoints for full-year distributable cash flow are $1.6 billion for 2012; $1.9 billion for 2013; and $2.3 billion for 2014. The partnership’s 2012 DCF guidance reflects the effect of significantly lower than expected NGL prices and higher than normal maintenance capital expenditures. The partnership’s projected 2014 distributable cash flow is 37 percent higher than its 2011 DCF of $1.7 billion.

Regarding commodity prices, the partnership referenced an NGL-to-crude-oil price ratio that is approximately 40 percent below the 10-year average. Key factors in that weakness are high propane inventories caused by the extremely warm winter and the effect of the propane oversupply on ethane inventories and pricing.

The partnership continues to expect the influence of NGL prices on its performance to diminish over the next few years as it transitions to a business mix that is largely fee-based. The partnership’s revised 2013 and 2014 performance expectations reflect that shift to greater fee-based business; the benefit of projects coming into service; and some improvement from current depressed NGL market prices as excess inventories are brought into balance as a result of additions to North American capacity for steam-cracking, propane dehydrogenation (PDH) and exports, as well as more normal weather.

Williams Partners’ assumptions for certain energy commodity prices for 2012 through 2014 and the corresponding guidance for the partnership’s earnings and capital expenditures are displayed in the following table:

Commodity Price Assumptions and Average NGL Margins	2012			2013			2014
As of July 23, 2012	Low	Mid	High	Low	Mid	High	Low	Mid	High
Natural Gas ($/MMBtu):
NYMEX	$2.50	$2.50	$2.50	$2.75	$3.25	$3.75	$3.25	$3.75	$4.25
Rockies	$2.30	$2.30	$2.30	$2.50	$3.00	$3.50	$3.05	$3.55	$4.05
San Juan	$2.35	$2.35	$2.35	$2.60	$3.10	$3.60	$3.10	$3.60	$4.10

Oil / NGL:
Crude Oil - WTI ($ per barrel)	$85	$92.50	$100	$70	$85	$100	$70	$85	$100
Crude to Gas Ratio	34.0x	37.0x	40.0x	25.5x	26.1x	26.7x	21.5x	22.5x	23.5x
NGL to Crude Oil Relationship (1)	42%	41%	39%	54%	51%	49%	54%	51%	49%

Average NGL Margins ($ per gallon)	$0.65	$0.67	$0.68	$0.63	$0.70	$0.77	$0.56	$0.63	$0.71
Composite Frac Spread ($ per gallon) (2)	$0.65	$0.70	$0.74	$0.68	$0.77	$0.87	$0.63	$0.73	$0.83

Williams Partners Guidance

Amounts are in millions except coverage ratio.	Low	Mid	High	Low	Mid	High	Low	Mid	High
DCF attributable to partnership ops. (3)	$1,475	$1,550	$1,625	$1,725	$1,900	$2,075	$2,080	$2,265	$2,450

Total Cash Distribution (4)	$1,537	$1,553	$1,569	$1,790	$1,849	$1,908	$2,071	$2,157	$2,242

Cash Distribution Coverage Ratio (3)	0.96x	1.00x	1.04x	0.96x	1.03x	1.09x	1.00x	1.05x	1.09x

Adjusted Segment Profit (3):
Gas Pipeline	$680	$700	$720	$700	$725	$750	$775	$800	$825
Midstream	950	1,025	1,100	1,100	1,275	1,450	1,350	1,550	1,750

Total Adjusted Segment Profit	$1,630	$1,725	$1,820	$1,800	$2,000	$2,200	$2,125	$2,350	$2,575

Adjusted Segment Profit + DD&A:
Gas Pipeline	$1,040	$1,070	$1,100	$1,070	$1,105	$1,140	$1,165	$1,200	$1,235
Midstream	1,315	1,400	1,485	1,520	1,705	1,890	1,820	2,030	2,240

Total Adjusted Segment Profit + DD&A	$2,355	$2,470	$2,585	$2,590	$2,810	$3,030	$2,985	$3,230	$3,475

Capital Expenditures:
Maintenance	$405	$440	$475	$350	$385	$420	$350	$385	$420
Growth	5,330	5,445	5,560	2,100	2,265	2,430	1,250	1,415	1,580

Total Capital Expenditures	$5,735	$5,885	$6,035	$2,450	$2,650	$2,850	$1,600	$1,800	$2,000

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.
(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(3)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(4)	The cash distributions in guidance are on an accrual basis and reflect an approximate 8% (low), 9% (midpoint), and 10% (high) increase in quarterly limited partner cash distributions annually through 2014.

The increases Williams Partners expects to make in its cash distributions are subject to quarterly approval by the board of directors of the partnership’s general partner.

In other news today, Williams Partners and Williams issued a news release announcing they are pursuing an agreement for the partnership to acquire Williams’ 83.3 percent interest and operatorship of the olefins-production facility in Geismar, La.

The partnership expects that the addition of olefins production to its business via this acquisition would create significant additional income, reduce the partnership’s exposure to ethane margins and be accretive to distributable cash flow, on a per-unit basis for the partnership’s unitholders.

As contemplated, Williams Partners would fund the transaction largely with the issuance of limited-partner units to Williams.

The transaction is subject to execution of an agreement between the two parties, review and recommendation by the conflicts committee of the general partner of Williams Partners, and approval of the two parties’ boards of directors. As a result, the benefits of this planned transaction are not included in current guidance.

Non-GAAP Measures

This press release includes certain financial measures – Distributable Cash Flow, Cash Distribution Coverage Ratio, and Adjusted Segment Profit – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow to the total cash distributed (Cash Distribution Coverage Ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 68 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Cash flow from operations or results of operations;
•	The levels of cash distributions to unitholders;
•	Seasonality of certain business components; and
•	Natural gas, natural gas liquids, and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risk of our customers and counterparties;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism, including cybersecurity threats and related disruptions; and
•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website

Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

	2011					2012
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr*	Year*

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”
Net income	$307	$338	$342	$391	$1,378	$348	$193	$541
Depreciation and amortization	150	154	155	152	611	156	167	323
Non-cash amortization of debt issuance costs included in interest expense	5	5	3	4	17	4	3	7
Equity earnings from investments	(25)	(36)	(40)	(41)	(142)	(30)	(27)	(57)
Gain on sale of assets	—	—	—	—	—	—	(6)	(6)
Acquisition-related costs	—	—	—	—	—	—	15	15
Allocated reorganization-related costs	—	—	—	—	—	—	7	7
Net reimbursements (payments) from/(to) Williams under omnibus agreements	8	2	6	15	31	6	1	7
Maintenance capital expenditures	(34)	(106)	(148)	(126)	(414)	(61)	(110)	(171)

Distributable Cash Flow excluding equity investments	411	357	318	395	1,481	423	243	666
Plus: Equity investments cash distributions to Williams Partners L.P.	30	40	50	49	169	52	46	98

Distributable Cash Flow	$441	$397	$368	$444	$1,650	$475	$289	$764

Total cash distributed:	$276	$286	$294	$311	$1,167	$363	$373	$736

Coverage ratios:
Distributable Cash Flow divided by Total cash distributed	1.60	1.39	1.25	1.43	1.41	1.31	0.77	1.04

Net income divided by Total cash distributed	1.11	1.18	1.16	1.26	1.18	0.96	0.52	0.74

* The estimates of second quarter results are preliminary and subject to change based on completion of the company’s normal quarter-end review process. As previously announced, the company plans to report its final second-quarter financial results on August 1, 2012.

Segment profit guidance – reported to adjusted

	2012 Guidance			2013 Guidance			2014 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Midstream	$932	$1,007	$1,082	$1,100	$1,275	$1,450	$1,350	$1,550	$1,750
Gas Pipeline	679	699	719	700	725	750	775	800	825

Total reported segment profit	1,611	1,706	1,801	1,800	2,000	2,200	2,125	2,350	2,575

Adjustments:
Acquisition-related costs	24	24	24
Gain on sale of certain assets	(6)	(6)	(6)	—	—	—	—	—	—

Total adjustments - Midstream	18	18	18	—	—	—	—	—	—

Loss related to Eminence storage facility leak	1	1	1

Total adjustments - Gas Pipeline	1	1	1	—	—	—	—	—	—

Total segment profit adjustments	19	19	19	—	—	—	—	—	—

Adjusted segment profit:
Midstream	950	1,025	1,100	1,100	1,275	1,450	1,350	1,550	1,750
Gas Pipeline	680	700	720	700	725	750	775	800	825

Total adjusted segment profit	$1,630	$1,725	$1,820	$1,800	$2,000	$2,200	$2,125	$2,350	$2,575

Net income & distributable cash flow

	2012 Guidance			2013 Guidance			2014 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Net income	$1,060	$1,150	$1,240	$1,230	$1,420	$1,610	$1,500	$1,700	$1,900
Depreciation and amortization	725	745	765	790	810	830	860	880	900
Maintenance capital expenditures	(405)	(440)	(475)	(350)	(385)	(420)	(350)	(385)	(420)
Gain on sale of assets	(6)	(6)	(6)	—	—	—	—	—	—
Acquisition-related costs	24	24	24	—	—	—	—	—	—
Allocated reorganization-related costs	7	7	7	—	—	—	—	—	—
Other / Rounding	70	70	70	55	55	55	70	70	70

Distributable Cash Flow	$1,475	$1,550	$1,625	$1,725	$1,900	$2,075	$2,080	$2,265	$2,450

Cash Distributions 1	$1,537	$1,553	$1,569	$1,790	$1,849	$1,908	$2,071	$2,157	$2,242

Cash Distribution Coverage Ratio	0.96x	1.00x	1.04x	0.96x	1.03x	1.09x	1.00x	1.05x	1.09x

Net Income / Cash Distributions	0.69x	0.74x	0.79x	0.69x	0.77x	0.84x	0.72x	0.79x	0.85x

1	Distributions in 2012 reflect quarterly increases of 1.0¢ in the low case, 1.5¢ in the midpoint case and 2.0¢ in the high case over the 1Q 2012 distribution of $0.7775. In 2013-2014 distributions reflect quarterly increases of 1.5¢ in the low case, 2.0¢ in the midpoint case, and 2.5¢ in the high case. Distributions are paid in the quarter following the period in which they are earned.